EXHIBIT 99.2

June 21, 2016	For more information:
Linda Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC. DECLARES QUARTERLY DIVIDEND

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) announced today that its Board of Directors declared a quarterly dividend of $0.075 per common share, payable on July 15, 2016 to shareholders of record as of the close of business on June 30, 2016.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. With 283 locations from California to Massachusetts, as well as steinmart.com, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions. For more information, please visit www.steinmart.com.

SMRT-F

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com